                                   EXHIBIT 4



                            FORM OF EXCHANGE NOTICE



Agritope, Inc.
8505 S.W. Creekside Place
Beaverton, Oregon  97008
Attention: President



          Pursuant to Section 3 of the Note Purchase Agreement ("Purchase Agreement") dated as of June 10, 1992, among Agritope, Inc., Epitope, Inc., and the Investors described therein, the undersigned hereby gives notice of its election to exchange the principal amount of the Notes (as defined in the Purchase Agreement) set forth below for shares of Epitope Common Stock equal to the principal amount of Notes divided by the lower of (1) $14 or (2) the average of the daily high and low sales prices of Epitope, Inc. common stock as reported by the American Stock Exchange for the five-day trading period ending November 14, 1996, provided that in no event shall such average price be less than $13.50. The undersigned acknowledges that the Epitope Common Stock, the payment in lieu of any fractional share, and the payment for any accrued but unpaid interest on the Notes will be sent to the undersigned at its record address for notices under the Purchase Agreement.

          In connection with such exchange, the undersigned hereby:

          (1) Certifies that it is not a U.S. person (as defined in Attachment 1 hereto) and is not acquiring the Epitope Common Stock for the account or benefit of any U.S. person;

          (2) Agrees to resell the Epitope Common Stock to be acquired pursuant to the exchange only in accordance with the provisions of Regulation S under the United States Securities Act of 1933 ("1933 Act"), pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and

          (3) Agrees not to offer, sell, transfer, pledge, or otherwise dispose of such Epitope Common Stock in the United States or to U.S. persons (as defined in Attachment 1 hereto) unless the transaction is registered under the 1933 Act and applicable state securities laws.

          Dated                   , 199  .
               ------------------      --

                                        U.S. $
-------------------------------               -------------------------------
Signature of Investor                          Principal amount of
                                               Note certificates
                                               surrendered

                                               Note Nos.
                                                        ---------------------
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-------------------------------
Name of Investor (Print)
                                               U.S.$
--------------------------------                    -------------------------
--------------------------------
                                                    Principal amount to be
--------------------------------                    exchanged
Investor Address
                                               U.S.$
                                                    -------------------------
                                                    Principal amount not being
                                                    exchanged, for which a new
                                                    Note certificate is to be
                                                    issued.
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                                 ATTACHMENT 1

                                      to

                            Form of Exchange Notice



          Set forth below is the text of Rule 902(o) promulgated under the 1933 Act, which defines "U.S. person" as used in this Form of Exchange Notice.

          (o)  U.S. Person.

          (1)  "U.S. person" means:

          (i)  Any natural person resident in the United States;

          (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

          (iii) Any estate of which any executor or administrator is a U.S. person;

          (iv)  Any trust of which any trustee is a U.S. person;

          (v) Any agency or branch of a foreign entity located in the United States;

          (vi) Any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

          (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

          (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and
    (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

          (2) Notwithstanding paragraph (o)(1) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

          (3) Notwithstanding paragraph (o)(1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

          (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

          (ii)  The estate is governed by foreign law.

          (4) Notwithstanding paragraph (o)(1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

          (5) Notwithstanding paragraph (o)(1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

          (6) Notwithstanding paragraph (o)(1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

          (i)  The agency or branch operates for valid business reasons;
    and

          (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

          (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."